EXHIBIT 99.1

ImmuCell Clarifies Number of Authorized Common Shares

PORTLAND, Maine, July 13, 2017 (GLOBE NEWSWIRE) -- ImmuCell Corporation (Nasdaq:ICCC), a growing animal health company that develops, manufactures and markets scientifically-proven products that improve health and productivity in the dairy and beef industries, today announced that it is not treating as effective the previous increase in its authorized common stock from 8,000,000 shares to 10,000,000 shares.

Proposal Three to the Proxy Statement pertaining to the Company’s June 15, 2016 Annual Meeting of Stockholders covered an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 8,000,000 to 10,000,000.  Under stock exchange rules, brokers are permitted to vote on this routine matter without instructions from the stockholders of record.  The proposal passed based on this standard voting process.  However, the Company’s Proxy Statement described that the voting process required brokers to obtain instructions from the stockholders of record on how to vote and that, in the absence of such instructions, the broker non-votes would be counted as votes against the proposal.  Having analyzed the voting records, it has been determined that there were enough such broker non-votes to have caused the proposal not to pass had they not been counted in favor.

“This change has no effect on the number of our shares outstanding, and no shares have been issued in excess of the authorized limit,” commented Michael F. Brigham, President and CEO.  “However, we wanted to act on this in case the way the vote requirements were described in last year’s Proxy Statement caused any confusion.”

About ImmuCell:
ImmuCell Corporation's (Nasdaq:ICCC) purpose is to create scientifically-proven and practical products that improve animal health and productivity in the dairy and beef industries. ImmuCell has developed products that provide significant, immediate immunity to newborn dairy and beef livestock. The Company is developing a novel treatment for mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: (http://www.immucell.com).

Safe Harbor Statement:
This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; future market share of and revenue generated by current products and products still in development; future sources of financial support for our product development, manufacturing and marketing efforts; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the future adequacy of our working capital and the availability and cost of third party financing; timing and future costs of a facility to produce the Drug Substance (active pharmaceutical ingredient) for our novel Mastitis treatment; the timing and outcome of pending or anticipated applications for regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; costs associated with sustaining compliance with cGMP regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance for our novel Mastitis treatment; factors that may affect the dairy and beef industries and future demand for our products; the cost-effectiveness of additional sales and marketing expenditures and resources; the accuracy of our understanding of our distributors’ ordering patterns; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, customer acceptance of our new and existing products, alignment between our manufacturing resources and product demand, the uncertainties associated with product development and Drug Substance manufacturing, actual as compared to expected or estimated costs of expanding our manufacturing facilities, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency values and fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors.

Contacts:

Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com